UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 3, 2023
Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	1-9109		59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock	RJF PrB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On April 3, 2023, the Board of Directors (the “Board”) of Raymond James Financial, Inc. (the “Company”) appointed Art A. Garcia, age 62, and Raymond W. McDaniel, age 65, as new members of the Board, each with terms commencing on April 10, 2023.

Mr. Garcia is former Executive Vice President and Chief Financial Officer of Ryder System, Inc. He served as Ryder’s CFO from 2010 until his retirement in April 2019, overseeing finance, audit, strategic sourcing, risk management, investor relations and corporate development and strategy functions. Prior to being named CFO, he was Senior Vice President and Controller for Ryder. Mr. Garcia joined Ryder in 1997 and held several positions of increasing responsibility in accounting, including Group Director of Accounting Services. He began his career with accounting firm Coopers & Lybrand LLP.

Mr. Garcia holds a bachelor’s degree in accounting from Florida State University and prior to his retirement, was a Certified Public Accountant. He also serves on the boards of ABM Industries Incorporated, American Electric Power Company, Inc., and Elanco Animal Health Incorporated.

Mr. McDaniel, Chairman of Moody’s Corporation, began his career at Moody’s in 1987 and was named CEO in 2005. He previously served as Executive Vice President and Chief Operating Officer and was elected as a Director in 2003. Mr. McDaniel also served as President of Moody’s Investor Services after leading the firm’s international businesses. He has retained his board seat as non-executive Chairman since 2021.

Mr. McDaniel holds a bachelor’s degree in political science from Colgate University and a law degree from Emory University. In addition to his long tenure on Moody’s board, he has served on the John Wiley & Sons, Inc. board of directors since 2005.

Messrs. Garcia and McDaniel will each participate in the standard fee arrangements for non-executive directors, which are described in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders under the caption “Director Compensation,” filed with the Securities and Exchange Commission on January 11, 2023. Consistent with such arrangements, effective upon public announcement of his appointment to the Board, each of Messrs. Garcia and McDaniel has been granted an award of restricted stock units with a prorated value of $165,000, which units will vest in full at the first anniversary of the grant date. Each of Messrs. Garcia and McDaniel will also enter into the Company’s standard indemnification agreement which the Company concludes with all directors, pursuant to which we will indemnify each director for certain actions he takes in his capacity as a director. A copy of the form of indemnification agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 6, 2019, and is incorporated herein by reference.

In conjunction with these appointments, and to further enhance the Board’s committee structure, the Board also determined to divide its Audit and Risk Committee into a separate Audit Committee and a Risk Committee, effective as of April 10, 2023. Mr. Garcia is expected to serve on the Risk Committee, and Mr. McDaniel on the Audit Committee and the Risk Committee. In addition, the Board determined to reconstitute the membership of its committees. Complete information on committee membership of the Company’s directors is available on the Investor Relations pages of the Company’s website.

A copy of the press release issued by the Company in connection with the above is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following are filed as exhibits to this report:

Exhibit No.	Description
99.1	Press release, dated April 3, 2023, issued by Raymond James Financial, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: April 3, 2023	By:	/s/ Paul M. Shoukry
Paul M. Shoukry
Chief Financial Officer